Exhibit 23.4

DeGOLYER and MacNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

November 30, 2009

TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, Texas 77380

Ladies and Gentlemen:

We hereby consent to the use of our name and the incorporation by reference of information from our letter dated January 19, 2009 prepared for Maritech Resources, Inc. regarding our estimates of reserves attributable to Maritech Resources, Inc. in the Registration Statement on Form S-3 of TETRA Technologies, Inc.  Maritech Resources, Inc. is a wholly owned subsidiary of TETRA Technologies, Inc.

Very truly yours,

/s/DeGOLYER and MacNAUGHTON
DeGOLYER  and MacNAUGHTON